UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2019

Tocagen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4242 Campus Point Court, Suite 500 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOCA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2019, Tocagen Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 4, 2019, the record date for the Annual Meeting, 23,270,962 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

A total of 17,436,475 shares of the Company’s common stock were present at the Annual Meeting in person or by proxy, which represents approximately 75% of the shares of the Company’s common stock outstanding as of the record date for the Annual Meeting.

Proposal 1. Election of Directors.

The Company’s stockholders elected the three persons listed below as Class II Directors, each to serve until the Company’s 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Franklin M. Berger	5,365,864	3,754,820	8,315,791
Lori Kunkel, M.D.	7,720,648	1,400,036	8,315,791
David Parkinson, M.D.	4,999,706	4,120,978	8,315,791

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of the Company’s Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The final voting results are as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
16,807,037	40,487	588,951	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tocagen Inc.

Dated: May 31, 2019	By:	/s/ Mark Foletta
Mark Foletta
Executive Vice President, Chief Financial Officer